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                                                                    EXHIBIT 99.1
                                                        P R E S S  R E L E A S E


Contacts:    Deidre Moore      Dee Cravens
             CMGI              AdForce
             978-684-3655      408-873-3680, ext. 143
             dmoore@cmgi.com   dcravens@adforce.com


                     CMGI COMPLETES ACQUISITION OF ADFORCE

Acquisition Solidifies Interactive Ad Serving and Management Infrastructure for
                                  CMGI Network

ANDOVER, MA AND CUPERTINO, CA, JANUARY 12, 2000 - CMGI, Inc. (Nasdaq: CMGI), the world's largest and most diverse network of Internet companies, announced today that it has completed its acquisition of AdForce, Inc. (Nasdaq: ADFC), a leading online provider of centralized, outsourced ad management and delivery services. Under the terms of the merger, CMGI will issue .524 shares of CMGI common stock for every share of AdForce common stock outstanding on January 11, 2000.

Effective immediately, AdForce joins CMGI as a majority-owned operating company, extending existing relationships and leveraging new relationships among CMGI's other advertising and marketing properties including Engage (Nasdaq: ENGA), Adsmart, I/PRO, and AdKnowledge. The completion of the merger will enable new opportunities for both companies to create a broad infrastructure for the overall delivery of online advertising and digital media services.

According to David Andonian, President, Corporate Development of CMGI, "As we looked to expand our position in the online advertising and marketing arena, AdForce emerged as a clear choice for CMGI. AdForce has continued that positive momentum since we announced the acquisition last fall, extending both their reach and their range of services. We look forward to supporting the growth of the AdForce customer base both within the CMGI network and beyond."

Chuck Berger, AdForce Chairman and CEO added, "Our excitement about this acquisition is two-fold. We're thrilled to be in the position to leverage the complementary core competencies of our new sister companies like Adsmart, Flycast*, and Engage, and we're pleased to provide the technological backbone to the CMGI family."

CMGI's acquisition of AdForce comes after a year in which AdForce substantially grew its customer base in both the United States and international markets. AdForce added more than 150 new clients in the U.S., making it the second largest centralized ad delivery and management company in the world. In September, AdForce launched
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AdForce Asia and began serving online ads to web
users across Hong Kong, the Peoples' Republic of China, Taiwan and Singapore, supported by data centers in Hong Kong and Beijing. AdForce Asia quickly secured clients including well-known Asian sites and networks such as SINA.com, 24/7 Media Asia, and Compuserve Consultants Ltd. In January, CMGI announced a binding letter agreement to acquire ADTECH Advertising Service Providing GmbH*, the European market's leading provider of neutral ad serving and campaign management solutions, which is intended to be contributed to AdForce after the closing of the acquisition.
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In November, AdForce announced a partnership with Flycast*, through which web publishers can leverage the combination of AdForce's ad serving technology and The Flycast Network, which reaches more than 25 million unique Internet users each month. AdForce also finalized an agreement with Sandpiper Networks, Inc., a leading provider of comprehensive content delivery solutions for e-business, to deliver AdForce's ad serving products through Sandpiper's Footprint(TM) Content Delivery Network (CDN). The combination of services is designed to allow AdForce's online ads to be delivered to targeted consumers faster and more efficiently, without interfering with associated content delivery.

AdForce has continued to invest in technology innovation and to expand its ad delivery and management infrastructure. AdForce's reliable and scalable infrastructure grew to support an ad volume of more then 450 million impressions per day. In October, AdForce announced a new product, TrackForce(TM), a digital-based tracking tool that empowers advertisers to monitor web site activity, providing them with in-depth tracking and ROI information to make informed ad campaign decisions.

ABOUT ADFORCE

AdForce is The Force in Digital Marketing(TM) and a leading provider of centralized advertising services, enabling online publishers, rep firms and advertisers to leverage the unique advantages of the Internet as the first fully interactive medium. Deploying advanced scalable technology and backed by robust data centers, the AdForce service delivers billions of impressions monthly for some of the Internet's most prominent advertisers. AdForce provides a comprehensive suite of products which allow advertisers, and publishers to target, deliver, measure and analyze Internet advertising programs for the best results. AdForce has offices in Cupertino, CA, Costa Mesa, CA, New York, NY and Hong Kong.

ABOUT CMGI

With more than 50 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, @Ventures. CMGI leverages the technologies, content and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Compaq, Intel, Microsoft, Pacific Century CyberWorks and Sumitomo hold minority positions in CMGI.

CMGI's majority-owned operating companies include Engage Technologies (Nasdaq:
ENGA), NaviSite (Nasdaq: NAVI), 1ClickBrands, 1stUp.com, Activate.net, Activerse, Adsmart, AltaVista, CMGI Solutions, iCAST, Magnitude Network, MyWay.com, NaviNet, SalesLink, Tribal Voice and ZineZone. The company's @Ventures affiliates have ownership interests in Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq: CPTH), Silknet (Nasdaq: SILK), Chemdex (Nasdaq: CMDX), MotherNature.com (Nasdaq: MTHR), Asimba.com, AuctionWatch.com, Aureate Media, blaxxun, BizBuyer.com, Boatscape.com, buyersedge.com, CarParts.com, CraftShop.com, eCircles.com, eGroups.com, EXP.com, FindLaw, Furniture.com, HotLinks, INPHO/HomePriceCheck.com, Intelligent/Digital, KOZ.com, Mondera.com,
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MyFamily.com, NextMonet.com, NextPlanetOver.com, Oncology.com, OneCore.com,
PlanetOutdoors.com, Productopia, Raging Bull, SnapFish.com, Speech Machines, ThingWorld.com, Vicinity, Virtual Ink, Visto, Vstore and WebCT.

CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810. Telephone: 978-684-3600. Fax: 978-684-3814. Additional information is available on the company's Web site at http://www.cmgi.com.
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EDITOR'S NOTE: * On September 30, 1999 and December 31, 1999, respectively, CMGI announced definitive agreements to acquire Flycast Communications Corporation and ADTECH Advertising Service Providing GmbH. These transactions are subject to the satisfaction of customary closing conditions, including approval by the target company shareholders. In addition, in the case of ADTECH, those conditions include the execution of a definitive acquisition agreement with CMGI, as well as a definitive merger agreement with AdForce.

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the expected benefits resulting from the acquisition of AdForce by CMGI, the expected growth in AdForce's business, the expected acquisition of ADTECH by CMGI and subsequent contribution by CMGI of ADTECH to AdForce, the expected benefits of AdForce's relationships with third parties, including Flycast and Sandpiper, and the expected functionality of AdForce's TrackForce product. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that AdForce's business will not be successfully integrated with the business of CMGI; the risk that AdForce's technology and products will not successfully combine with those of third parties; risks associated with the successful completion of the acquisition of ADTECH and the subsequent contribution to AdForce; risks associated with the business of AdForce; the adoption of new laws and regulations affecting the provision of Internet advertising services, including laws and regulations covering privacy, pricing and content; and increased competition and technological changes in the industries in which CMGI and AdForce compete. For a detailed discussion of these and other cautionary statements, please refer to CMGI's filings with the Securities and Exchange Commission, including CMGI's Annual Report on Form 10-K for the most recently ended fiscal year.